Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

EATON VANCE NATIONAL MUNICIPAL OPPORTUNITIES TRUST

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered[1]	Proposed Maximum Offering Price Per Unit[1]	Maximum Aggregate Offering Price[1]	Fee Rate	Amount of Registration Fee[1]	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock $0.01 par value	Rule 457(c)					0
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	Rule 415(a)(6)	1,908,750	18.71	$35,712,712.50	92.70	$3,310.57
Total Offering Amounts						$35,712,712.50		$3,310.57	N-2A	333-234007	Nov. 26, 2019	$3,310.57
Total Fees Previously Paid								-
Total Fee Offsets								-
Net Fee Due								$0.00

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low sales prices of the shares of beneficial interest on July 19, 2022 as reported on the New York Stock Exchange.
(2)	Transmitted prior to filing. A registration fee amount of $3,310.57, which represents that portion of the registration fee attributable to the unsold securities under the Registrant's Registration Statement on Form N-2 (File No. 333-234007) filed on November 19, 2019, is being applied to offset against the registration fee currently due pursuant to Rule 415(a)(6) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date